Exhibit 99.1

                  Investor Contact:                  Media Contact:
                  Meredith Mendola                   Nicole Rowe
                  781-370-6151                       781-370-6369
                  mmendola@ptc.com                   nrowe@ptc.com


               PTC Reports First Quarter Fiscal Year 2007 Results

  - Company Delivers Year-over-Year Revenue Growth of 15% and Net Income Growth of over 100% -

NEEDHAM, Mass., January 24, 2007 - PTC (Nasdaq: PMTC), the Product Development Company(R), today reported revenue of $221.7 million for the first quarter ended December 30, 2006, up 15% from the same period last year. Total license revenue for the first quarter of 2007 was $66.6 million, up 14% from the same period last year. Results for the first quarter of 2007 reflected year-over-year growth in all geographies and strength across all product lines.

"We are off to a great start in fiscal 2007 with revenue and earnings growth above our targets," said C. Richard Harrison, president and chief executive officer. "We continue to deliver strong financial results because we are driving customer satisfaction with our highly differentiated offerings. We have brought together the world's leading solutions for engineering calculations, CAD/CAM/CAE, content and process management, and technical publications to drive competitive advantage for our customers."

GAAP operating income for the first quarter of 2007 was $21.0 million, compared with $11.3 million in the year-ago period. GAAP net income for the first quarter of 2007 was $15.2 million, or $0.13 per diluted share, compared with GAAP net income of $7.5 million, or $0.07 per diluted share, in the year-ago period. Non-GAAP operating income, which excludes stock-based compensation cost and amortization of acquisition-related intangible assets, was $33.0 million, or 15% of total revenue for the first quarter of 2007, compared with $23.1 million, or 12% of total revenue in the year-ago period. Non-GAAP net income, which excludes the items excluded from non-GAAP operating income and the related tax effect of those items, was $26.8 million for the first quarter of 2007, or $0.23 per diluted share, compared to $18.8 million in the year-ago period, or $0.17 per diluted share. We have provided a reconciliation between GAAP and non-GAAP results in the attached financial tables.

Cash and cash equivalents were $147 million at the end of the first fiscal quarter of 2007, down from $183 million at the end of the fourth fiscal quarter 2006 primarily due to the $17 million acquisition of ITEDO and annual compensation and commission payments made in the first quarter that related to fiscal 2006 performance.

First Quarter 2007 Revenue Metrics
PTC delivered the following results for the first quarter of fiscal 2007 compared to the same period last year:

        o Total revenue growth of 15%, driven by training and consulting service revenue growth of 23%, license revenue growth of 14%, and maintenance revenue growth of 12%;
        o Desktop Solutions total revenue growth of 14% to $144.3 million, driven by license revenue growth of 20%, training and consulting service revenue growth of 15%, and maintenance revenue growth of 11%. License revenue growth reflects strong sales of Pro/ENGINEER(R), including new seats, upgrades and modules, as well as revenue attributable to the recently acquired Mathcad and IsoDraw products, which we acquired in the third quarter of fiscal 2006 and first quarter of fiscal 2007, respectively;
        o Enterprise Solutions total revenue growth of 17% to $77.4 million, driven by training and consulting service revenue growth of 27%, maintenance revenue growth of 18%, and license revenue growth of 4%. License revenue growth was impacted by a significant customer transaction in the first quarter of fiscal 2006. Growth in license revenue was primarily attributable to sales of Windchill PDMLink(R) and Pro/INTRALINK(R) solutions, reflecting our continued success in helping customers move to our single platform for content and process management both within engineering and the enterprise.
        o Total revenue from our reseller channel of $47.3 million, up 20%, reflecting success in the SMB market around the world;
        o Revenue growth across all major geographies: 14% growth in North America, 10% growth in Europe, and 26% growth in Asia-Pacific. Asia-Pacific revenue reflects 24% growth in Japan and 28% growth in the Pacific Rim.

In the first quarter, PTC received orders from leading organizations, including Boeing; Festo AG & Co. KG; ITT Corporation; Jenoptik Laser, Optik, Systeme GMBH; Lockheed Martin; Maxon Motor; Mitsubishi Electric Corporation; Newell Rubbermaid; Sampo Corporation; Toyota; and Volkswagen.

"Both our organic and acquired solutions continue to perform well, and we continue to grow faster than the overall market growth of approximately 9%," continued Harrison. "As a result, we have increased confidence in our business outlook and we are raising our revenue and earnings per share targets for fiscal 2007. Additionally, we have established new long-term financial goals to achieve $1.5 billion in revenue and 22% non-GAAP operating margins by 2010. This reflects about 15% annual revenue growth, which should primarily come from organic revenue. We plan to continue to drive operating margin growth through a combination of productivity improvements in our distribution and service delivery models, as well as by leveraging top-line growth."

Second Quarter and Fiscal Year 2007 Financial Outlook
PTC's revenue forecast for the second quarter of fiscal 2007 is between $225 million and $230 million. On a GAAP basis, second quarter total costs and expenses are expected to be between $208 million and $211 million, and earnings per share are expected to be between $0.11 and $0.13. Total non-GAAP second quarter operating costs and expenses are expected to be between $195 million and $198 million. The Company expects non-GAAP second quarter earnings per share to be between $0.22 and $0.24. These non-GAAP operating cost and earnings expectations exclude the following second quarter estimated expenses and their tax effects:
        o Approximately $10 million of expense related to stock-based compensation
        o Approximately $3 million of acquisition-related amortization expense

PTC expects its cash balance to be approximately $185 million at the end of the second quarter.

For the fiscal year ending September 30, 2007, PTC expects revenue to be about $950 million. On a GAAP basis, fiscal year 2007 total costs and expenses are expected to be approximately $837 million, and earnings per share are expected to be between $0.71 and $0.76. Total non-GAAP operating costs and expenses are expected to be approximately $783 million. The Company expects non-GAAP earnings per share to be between $1.17 and $1.22 for the fiscal year. These non-GAAP earnings expectations exclude the following full-year estimated expenses and their tax effects:
        o Approximately $40 million of expense related to stock-based compensation
        o Approximately $14 million of acquisition-related amortization expense

Other Important Information
PTC has received notice that a large customer is disputing outstanding payments owed to the customer's third party financing provider, which relate in part to purchases of PTC software and services from 2003 to 2006. PTC has learned that the customer has defended its non-payment by disputing certain aspects of the underlying purchase transactions. PTC is reviewing this matter, but has been paid for such software and services and, based on its review to date, believes the transactions were binding and that neither party has any basis for recourse against PTC.

Important Information about Non-GAAP References
References by PTC to non-GAAP operating costs and expenses, non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share refer to costs and expenses, operating income, net income or earnings per share, respectively, excluding stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, restructuring charges, and their related tax effects, as well one-time tax items, if any. GAAP requires that these costs and charges be included in costs and expenses and, accordingly, used to determine operating income and earnings per share. PTC's management uses non-GAAP operating costs and associated non-GAAP net income (which is the basis for non-GAAP earnings per share) to make operational and investment decisions, and PTC believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.

First, although PTC undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, PTC allocates these grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of PTC's functional organizations since they are unrelated to our core operating metrics. Likewise, we believe that excluding items such as in-process research and development write-offs and amortization of intangible assets associated with acquisitions, or restructuring charges that are not directly attributable to our ongoing operations and that do not generally fluctuate in correlation with periodic performance, provides investors with information that helps to compare period-over-period operating performance by highlighting the effect of acquisitions or restructuring activities on our results of operations. In addition, PTC's management excludes the financial statement effect of these items in creating operating budgets for PTC's functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP earnings per share affords investors a view of earnings that may be more easily compared to peer companies and enables investors to consider PTC's earnings on both a GAAP and non-GAAP basis in periods when PTC is engaged in acquisition activities or undertaking non-recurring activities.

PTC believes these non-GAAP measures will aid investors' overall understanding of PTC's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how PTC plans and measures its own business. However, non-GAAP net income should be construed neither as an alternative to GAAP net income or earnings per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on PTC's results of operations. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results.

Earnings Call Webcast
PTC will provide detailed financial information and an outlook update on its first quarter fiscal year 2007 results conference call and live webcast on January 24, 2007 at 10 a.m. ET. This earnings press release and accompanying financial and operating statistics will be accessible prior to the conference call and webcast on PTC's web site at www.ptc.com/for/investors.htm. In addition, the live webcast may be accessed at the same web address. To access the live call, please dial 888-566-8560 (in the U.S.) or +1-517-623-4768
(international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on January 29, 2007. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 402-220-9741.

PTC's unaudited consolidated statements of operations, the unaudited condensed consolidated balance sheets, and the unaudited condensed consolidated statements of cash flows for the first fiscal quarter 2007 are attached.

About PTC
PTC (Nasdaq: PMTC) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 40,000 companies worldwide. PTC customers include the world's most innovative companies in manufacturing, publishing, services, government and life sciences industries. PTC is included in the S&P Midcap 400 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

Statements in this news release that are not historical facts, including statements about our confidence and strategies and our expectations about revenue, results of operations, market growth and market acceptance of our products, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Those risks and uncertainties include the following: we may be unable to achieve revenue and earnings growth at recent or expected future rates; the market for our products and market adoption of our products may not continue to grow at recent rates; our recent acquisitions may not generate the revenue we expect; as well as other risks and uncertainties detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q.

PTC, The Product Development Company, Windchill, Windchill PDMLink, Pro/INTRALINK, Mathcad, IsoDraw, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies and products referenced herein have trademarks or registered trademarks of their respective holders.

                        PARAMETRIC TECHNOLOGY CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                         Three Months Ended
                                                  ------------------------------
                                                   December 30,     December 31,
                                                       2006             2005
                                                  ------------------------------
Revenue:

   License                                          $   66,588       $   58,527
   Service                                             155,079          133,991
                                                  ------------------------------
Total revenue                                          221,667          192,518
                                                  ------------------------------

Costs and expenses:
   Cost of license revenue(2)                            3,560            3,303
   Cost of service revenue(2)                           68,568           58,722
   Sales and marketing(2)                               69,561           63,645
   Research and development(2)                          37,984           34,583
   General and administrative(2)                        18,923           19,629
   Amortization of acquired intangible assets            2,088            1,358
                                                  ------------------------------
Total costs and expenses                               200,684          181,240
                                                  ------------------------------

Operating income                                        20,983           11,278
   Other income, net                                       780            1,099
                                                  ------------------------------
Income before income taxes                              21,763           12,377
       Provision for income taxes                        6,610            4,861
                                                  ------------------------------
Net income                                          $   15,153       $    7,516
                                                  ==============================

Earnings per share: (2)
   Basic                                            $     0.14       $     0.07
        Weighted average shares outstanding (1)        111,830          109,485
   Diluted                                          $     0.13       $     0.07
        Weighted average shares outstanding (1)        117,283          112,671

(1) A two-for-five reverse stock split of our common stock became effective on February 28, 2006. All earnings per share and weighted-average share amounts are presented on a post-split basis.
(2) Effective July 3, 2005, PTC adopted SFAS 123(R), "Share-Based Payment". Accordingly, for each of the three months ended December 31, 2005 and December 30, 2006, stock-based compensation was accounted under SFAS 123(R). The amounts in the tables above include stock-based compensation as follows:
                                                         Three Months Ended
                                                  ------------------------------
                                                   December 30,    December 31,
                                                       2006            2005
                                                  ------------------------------
   Cost of license revenue                          $       21       $       40
   Cost of service revenue                               1,910            1,947
   Sales and marketing                                   1,565            2,315
   Research and development                              1,842            2,105
   General and administrative                            3,292            3,257
                                                  ------------------------------
      Total stock-based compensation                $    8,630       $    9,664
                                                  ==============================



                        PARAMETRIC TECHNOLOGY CORPORATION
           NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
                      (in thousands, except per share data)

                                                         Three Months Ended
                                                  ------------------------------
                                                   December 30,    December 31,
                                                       2006            2005
                                                  ------------------------------
GAAP operating income                               $   20,983       $   11,278
     Stock-based compensation                            8,630            9,664
     Amortization of acquired intangible assets
           included in cost of license revenue           1,287              772
     Amortization of acquired intangible assets
           included in cost of service revenue              32                -
     Amortization of acquired intangible assets          2,088            1,358
                                                  ------------------------------
Non-GAAP operating income                           $   33,020       $   23,072
                                                  ==============================

GAAP net income                                     $   15,153       $    7,516
     Stock-based compensation                            8,630            9,664
     Amortization of acquired intangible assets
         included in cost of license revenue             1,287              772
     Amortization of acquired intangible assets
         included in cost of service revenue                32                -
     Amortization of acquired intangible assets          2,088            1,358
       Income tax adjustments(3)                          (352)            (558)
                                                  ------------------------------
Non-GAAP net income                                 $   26,838       $   18,752
                                                  ==============================

GAAP diluted earnings per share                     $     0.13       $     0.07
     Stock-based compensation                             0.07             0.09
     All other items noted identified above               0.03             0.01
                                                  ------------------------------
Non-GAAP diluted earnings per share                 $     0.23       $     0.17
                                                  ==============================

Weighted average shares used in calculating
     non-GAAP diluted earnings per share (4)           117,283          113,576

(3)  Reflects the tax effect of non-GAAP adjustments above.
(4) Weighted average shares used in calculating non-GAAP diluted earnings per share for the first quarter of 2006 includes 0.9 million additional shares related to outstanding stock options assumed to be repurchased under SFAS 123(R) that would not be assumed to be repurchased under APB No. 25.

                        PARAMETRIC TECHNOLOGY CORPORATION
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                   December 30,   September 30,
                                                       2006            2006
                                                  ------------------------------

ASSETS

Cash and cash equivalents                           $  147,341       $  183,448
Accounts receivable, net                               195,757          181,008
Property and equipment, net                             52,441           51,603
Goodwill and acquired intangibles, net                 343,381          327,122
Other assets                                           157,767          152,263
                                                  ------------------------------
Total assets                                        $  896,687       $  895,444
                                                  ==============================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue                                    $  205,554       $  210,997
Other liabilities                                      225,136          246,348
Stockholders' equity                                   465,997          438,099
                                                  ------------------------------
Total liabilities and stockholders' equity          $  896,687       $  895,444
                                                  ==============================

                        PARAMETRIC TECHNOLOGY CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                         Three Months Ended
                                                  ------------------------------
                                                   December 30,    December 31,
                                                       2006            2005
                                                  ------------------------------

 Cash flows from operating activities:
    Net income                                      $   15,153       $    7,516
    Stock-based compensation                             8,630            9,664
    Depreciation and amortization                        9,536            8,061
    Accounts receivable, net                            (8,302)          (4,720)
    Accounts payable and accruals                      (27,604)         (28,788)
    Deferred revenue                                   (14,895)          (8,947)
    Other                                                1,144           (4,355)
                                                  ------------------------------
 Net cash used by operating activities                 (16,338)         (21,569)

 Capital expenditures                                   (6,345)          (3,350)
 Acquisitions of businesses, net of cash acquired(5)   (17,639)         (10,675)
 Other investing and financing activities                2,212              738
 Foreign exchange impact on cash                         2,003           (2,415)
                                                  ------------------------------

 Net change in cash and cash equivalents               (36,107)         (37,271)
 Cash and cash equivalents, beginning of period        183,448          204,423
                                                  ------------------------------
 Cash and cash equivalents, end of period           $  147,341       $  167,152
                                                  ==============================

(5) Acquisitions of businesses in the first quarter of 2007 include $16.1 million for our acquisition of ITEDO, net of cash acquired, and $1.5 million of contingent purchase price earned in the first quarter of 2007 related to our 2006 acquisition of certain assets and liabilities of Cadtrain, Inc.